Exhibit 10.34


ADDENDUM EFFECTIVE AS OF JANUARY 1, 2005 TO DIRECTOR COMPENSATION PROGRAM (AMENDED AND RESTATED AS OF JANUARY 1, 2003)


3. COMPENSATION.

In accordance with Section 13 of the Director Compensation Program, each Nonemployee Director shall receive the following compensation, effective commencing January 1, 2005.

           3.1.       CASH COMPENSATION.

                      3.1.1. Pre-1998 Directors. The Company shall pay each Pre-1998 Director cash compensation at the rate of $18,000 per year for such service.

                      3.1.2. Post-1998 Directors. The Company shall pay each Post-1998 Director cash compensation at the rate of $40,000 per year for such service.

                      3.1.3. Audit Committee Chairperson. The Company shall pay each Nonemployee Director who serves as Chairperson of the Audit Committee cash compensation at the rate of $20,000 per year for such service.

                      3.1.4. Corporate Governance Committee Chairperson. The Company shall pay each Nonemployee Director who serves as Chairperson of the Corporate Governance Committee (Lead Director) cash compensation at the rate of $15,000 per year for such service.

                      3.1.5. Other Regular Committee Chairpersons. The Company shall pay each Nonemployee Director who serves as Chairperson of any regular Committee other than the Audit Committee or the Corporate Governance Committee cash compensation at the rate of $15,000 per year for such service.

                      3.1.6. Audit Committee Members. The Company shall pay each Nonemployee Director who serves as a member of the Audit Committee, other than the Chairperson, cash compensation at the rate of $10,000 per year for such service.

                      3.1.7. Other Committee Members. The Company shall pay each Nonemployee Director who serves as a member (but not as the Chairperson) of any regular Committee, other than the Audit Committee or the Corporate Governance Committee, cash compensation at the rate of $5,000 per year for such service.

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                      3.1.8.     Quarterly Payment. The Company shall pay cash
                                 compensation under this Section 3.1 quarterly to each Nonemployee Director at the end of each calendar quarter during which the Nonemployee Director served in whole or in part.

           3.2.       STOCK COMPENSATION.

                      3.2.1. Pre-1998 Directors. The Company shall grant to each Pre-1998 Director who serves as such as of the beginning of the calendar year, on the first trading day of such calendar year, a number of shares of Common Stock equal to $20,000 divided by the average per share closing price for the Common Stock over the twenty (20) trading days immediately preceding the date of grant, such number of shares to be rounded to the nearest number of fifty (50) shares.

                      3.2.2. Post-1998 Directors. The Company shall grant to each Post-1998 Director who serves as such as of the beginning of the calendar year, on the first trading day of such calendar year, a number of shares of Common Stock equal to $20,000 divided by the average per share closing price for the Common Stock over the twenty (20) trading days immediately preceding the date of grant, such number of shares to be rounded to the nearest number of fifty (50) shares.

                      3.2.3. Pro-Rated Stock Compensation. The Company shall grant to each Nonemployee Director who becomes a Director after the beginning of a calendar year, on the first trading day of the month following the month during which the Director begins service, the Pro-Rated Amount of Stock Compensation under Section 3.2.2 of the Program for such calendar year.

           3.3.       DEFERRED STOCK COMPENSATION.

                      3.3.1. Pre-1998 Directors. The Company shall grant to each Pre-1998 Director who serves as such as of the beginning of the calendar year, on the first trading day of such calendar year, a number of shares of Deferred Stock equal to $50,000 divided by the average per share closing price for the Common Stock over the twenty (20) trading days immediately preceding the date of grant, such number of shares to be rounded to the nearest number of fifty (50) shares.

                      3.3.2. Post-1998 Directors. The Company shall grant to each Post-1998 Director who serves as such as of the beginning of the calendar year, on the first trading day of such calendar year, a number of shares of Deferred Stock equal to $60,000 divided by the average per share closing price for the Common Stock over the twenty (20) trading days immediately preceding the date of grant, such number of shares to be rounded to the nearest number of fifty (50) shares.


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                      3.3.3.     Pro-Rated Deferred Stock Compensation. The
                                 Company shall grant to each Nonemployee
                                 Director who becomes a Director after the beginning of a calendar year, on the first trading day of the month following the month during which the Director begins service, the Pro-Rated Amount of Deferred Stock Compensation under Section 3.3.2 of the Program for such calendar year.

                      3.3.4. Delivery of Deferred Stock Compensation. Deferred Stock shall be delivered in a single issuance to the Director on the first trading day of the calendar year after termination of the Director's service on the Board or thereafter, on a deferred issuance date determined in accordance with Section 10 of the Program. Neither dividends nor interest shall be credited on Deferred Stock under this Program.






















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